Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - March 2008

Series Deal Size Expected Maturity	2002-3 $1,500MM 6/15/2009	2003-2 $1,340MM 4/15/2008	2003-3 $1,425MM 7/15/2008	2003-4 $725MM 10/15/2013	2003-5 $1,000MM 10/15/2008	2003-6 $2,000MM 11/15/2008
Yield	17.16%	17.16%	17.16%	17.16%	17.16%	17.16%
Less: Coupon	3.05%	3.48%	3.00%	3.14%	2.99%	2.97%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	4.94%	4.94%	4.94%	4.94%	4.94%	4.94%
Excess Spread:
March-08	7.67%	7.24%	7.72%	7.58%	7.73%	7.75%
February-08	7.77%	7.80%	7.82%	7.67%	7.83%	7.85%
January-08	6.76%	6.80%	6.82%	6.67%	6.82%	6.84%
Three Month Average Excess Spread	7.40%	7.28%	7.45%	7.31%	7.46%	7.48%

Delinquency:
30 to 59 Days	1.02%	1.02%	1.02%	1.02%	1.02%	1.02%
60 to 89 Days	0.75%	0.75%	0.75%	0.75%	0.75%	0.75%
90+ Days	1.78%	1.78%	1.78%	1.78%	1.78%	1.78%
Total	3.55%	3.55%	3.55%	3.55%	3.55%	3.55%

Principal Payment Rate	17.72%	17.72%	17.72%	17.72%	17.72%	17.72%